Exhibit 99.1

Brian K. Finneran, Chief Financial Officer                                               7/21/06
bfinneran@statebankofli.com                                                         (516) 465 - 2251

State Bancorp, Inc. Reports Second Quarter Earnings
New Hyde Park, N.Y., July 21, 2006 - The Board of Directors of State Bancorp, Inc. (NASDAQ - STBC), parent company of State Bank of Long Island, today reported increased earnings for the six months ended June 30, 2006. Net income for the first six months of 2006 improved to $5.7 million or 1.3% when compared to 2005 due to an increase in net interest income coupled with a reduction in the provision for probable loan losses during 2006. Somewhat offsetting these positive factors were a reduction in noninterest income and an increase in total operating expenses. Financial performance highlights for the June 2006 year to date period are as follows:

•	Net interest income improved by 7.3% to $31.2 million;
•	Net income totaled $5.7 million, up 1.3% versus the comparable 2005 period;
•	Net security gains (before taxes) declined by $1.0 million during the first half of 2006;
•	Average loans outstanding increased by 14% to $913 million;
•	Average core deposits grew by 1% to $1.0 billion;
•	Diluted earnings per common share were $0.51 in 2006, up 2.0% from the $0.50 earned in 2005;
•	Returns on average assets and stockholders’ equity were 0.70% and 19.75%, respectively, in 2006 and 0.76% and 11.17%, respectively, in 2005;
•	Fully taxable equivalent net interest margin narrowed 12 basis points to 4.12% in 2006 from 4.24% in 2005;
•	Tier I leverage capital ratio was 4.24% at June 30, 2006 versus 8.26% at June 30, 2005; and
•	Nonaccrual loans totaled $3.4 million at June 30, 2006 and $3.7 million at June 30, 2005, representing 0.4% of total loans outstanding in both 2006 and 2005, respectively.

Commenting on the 2006 performance, Chairman and CEO Thomas F. Goldrick, Jr. stated, “We are very pleased that despite an increase in Island Mortgage Network (“IMN”) related expenses of nearly $2.0 million, and without the benefit of a $950 thousand securities gain realized in the first half of 2005, we are able to report an increase in net income over the first six months of 2005. This improvement is attributable to the continued execution of a business model that has been successful for nearly 40 years, that is, to grow our loan portfolio, increase core deposits and expand our branch network as well as the services we provide to our customers. We are especially pleased with the growth and quality of the loan portfolio which increased by 13% over June 30, 2005, while experiencing a significant reduction in non-accruals. We are equally pleased with the progress of our new Westbury branch location and, indeed, the deposit growth achieved throughout our entire branch system this year.
“The costs associated with the IMN litigation continue to negatively impact earnings and our efficiency ratio. Nonetheless, excluding IMN-related expenses, however, meaningful progress has been made in the expense control area as evidenced by our year over year increase of just 0.2% during the first half of 2006. With respect to capital, both State Bank of Long Island and State Bancorp, Inc. are adequately capitalized by all regulatory measures. During June, we closed on a private placement of 8.25% subordinated notes due in 2013. The proceeds of this issuance qualify as Tier II capital for State Bancorp, Inc. We also entered into a $10 million secured revolving line of credit in June 2006 which matures on January 31, 2008. In addition, in June 2006, the Company contributed $10 million to the Bank as permanent Tier I capital.
“As I noted last quarter, the issues arising from the IMN trial are many and varied. Our post-verdict motion, made to the trial court, to have the jury verdict overturned or materially reduced has not yet been ruled upon. As a result, there is not yet a clear timetable for appellate proceedings, should they be necessary. Until such time as these issues are resolved, we will continue to provide value to stockholders through improved financial performance by following our simple philosophy of measured, orderly growth. Positive trends such as the continued expansion of the Company’s loan and lease portfolio coupled with positive trends in major credit quality indicators, strong core deposit balances, improved noninterest income generation and a strong net interest margin in 2006 give me great optimism about the Company’s future. I am also pleased to report that the Board of Directors declared a $0.15 per share cash dividend at their April meeting. Future dividend payments will continue to be evaluated on a quarterly basis. The Company’s management team and Board of Directors remain confident that the unique brand of value-based financial partnership that we share with our stockholders and customers will provide a superior rate of return in the future as it has for nearly forty years.”

Earnings Summary for the Six Months Ended June 30, 2006
Net interest income improved by $2.1 million (up 7.3%) to $31.2 million in 2006 as the result of a 9% increase in average interest-earning assets, primarily loans. Growth in commercial loans, commercial mortgages, home equity lines of credit, installment loans and leases resulted in a 14% increase in average loans outstanding to $913 million during 2006 versus 2005. Short-term money market investments grew by $20 million while the investment portfolio contracted by $4 million to $540 million, principally due to declines in mortgage-backed and short-term tax-exempt municipal securities. Funding the growth in interest-earning assets was a 16% increase in average total deposits. Driving the 2006 deposit growth were increases in retail (up $152 million) and jumbo CDs (up $43 million). Core deposit balances (demand, savings, money fund and Super NOW deposits) also rose by $7 million in 2006 and funded 66% of the Company’s average interest-earning asset base during the first half of 2006. Core deposits provide a source of low-cost funding (average cost of 174 basis points in 2006) that allows the Company to reduce its dependence on more expensive wholesale alternatives. While remaining strong at 4.12%, the Company’s net interest margin declined during the first six months of 2006 from 4.24% a year ago. This margin compression resulted primarily from the continued impact of higher rates on the Company’s liability structure. Although the Company experienced a 99 basis point increase in the yield on interest-earning assets, principally due to growth in the loan portfolio, the widening of the earning-asset yield was offset by a 111 basis point increase in the Company’s cost of funds to a weighted rate of 2.63% in the June 2006 year to date period. In addition to higher interest rates during 2006, the increased cost of funds was also negatively impacted by the growth in CD balances and the intense competition for deposits in the Company’s trade area.
The provision for probable loan losses decreased by 42.8% to $1.4 million during the first half of 2006 as a result of continued improvement in the quality of the Company’s loan and lease portfolio.
Noninterest income decreased by 11.8% to $2.9 million, principally the result of a reduction in net security gains. Service charges on deposit accounts increased by 22.5% due to growth in deposit-related fees and overdraft charges. Other operating income improved by $431 thousand or 53.8% as the result of increases in letter of credit fees, merchant services income, sweep account fees, CDARs fees and financial products income during 2006.
The Company recorded net security losses of $59 thousand in 2006 versus net gains of $950 thousand in 2005. The 2006 losses resulted from the sale of short-term municipal securities. Sales of long-term municipal and mortgage-backed issues during last year’s second quarter produced the 2005 gains.
Total operating expenses increased by 9.3% to $24.4 million during 2006 from a year ago. The primary reason for this growth was a $2.0 million increase in legal expenses related to the ongoing litigation previously disclosed in the Company’s filings with the Securities and Exchange Commission, related to the Company’s relationship with Island Mortgage Network, a former deposit customer, and its affiliates (“IMN”). As previously reported, the financial impact of the adverse jury verdict in the last pending warehouse lender case (HSA Residential Mortgage Services of Texas v. State Bank of Long Island), prejudgment interest and certain other potential costs were recorded by the Company during the fourth quarter of 2005. The expenses associated with the January 2006 trial, the continued accrual of pre-judgment interest at a statutory rate of 9% per annum and costs associated with a post-verdict motion to the District Court for the Eastern District of New York asking the court to set aside the verdict and enter judgment in favor of the Bank, accounted for the increase in legal expenses in 2006 when compared to 2005. If the motion to set aside the jury verdict is unsuccessful, the costs of pursuing an appeal to the United States Court of Appeals for the Second Circuit, including the cost of obtaining a supersedeas bond to stay enforcement of the judgment and the accrual of post-judgment interest during the pendency of such an appeal will also be incurred. Such costs are not specifically quantifiable at this time.
Salaries and benefits rose by 2.1% during the first half of 2006 as the result of growth in staff coupled with higher medical and pension costs. Occupancy costs increased by 2.3% to $2.5 million as the result of the opening of our Westbury branch in January 2006 coupled with higher utility costs. Marketing and advertising expenses increased by 28.8% due to higher costs associated with various Bank product promotions and the opening of the Westbury branch. Credit and collection fees increased by 9.6% due to higher costs associated with loan collection efforts and increased credit check expenses. Somewhat offsetting the foregoing cost increases were improvements in several expense categories. Equipment expenses declined by 13.9% as the result of lower depreciation costs. Audit and assessment expenses declined by 28.3% due to a reduction in external audit fees resulting from the engagement of a new independent registered public accounting firm in August 2005. Other operating expenses decreased by 5.1% during 2006 to $2.6 million largely the result of a successful certiorari proceeding related to an Other Real Estate Owned (“OREO”) property formerly owned by the Company. The foregoing expense factors resulted in an operating efficiency ratio of 70.3% in 2006 versus 69.0% in 2005. Excluding the IMN-related legal expenses incurred during the first half of the year, total operating expenses grew at a year over year rate of 0.2%.
Income tax expense increased by $643 thousand in 2006 versus the year ago period. The Company’s effective tax rate was 31.6% in 2006 and 26.2% in 2005.

Earnings Summary for the Quarter Ended June 30, 2006
Net income declined by 1.5% during the second quarter of 2006 versus 2005. A reduction in noninterest income (down 31.2%) coupled with an increase in total operating expenses was responsible for the decline in net income in 2006. Somewhat offsetting these negative factors were a 12.8% improvement in net interest income and a 33.9% reduction in the provision for probable loan losses.

The improvement in net interest income was due to a 12% increase in average interest-earning assets, primarily the result of loan portfolio growth of 13%. The Company’s second quarter net interest margin narrowed nominally to 4.17% in 2006 from 4.19% a year ago resulting from the impact of higher short-term rates coupled with the relative lack of slope in the yield curve in 2006. The second quarter provision for probable loan losses declined by $418 thousand during 2006. The decline in noninterest income was predominantly due to an $872 thousand reduction in net security gains. Growth in salaries, occupancy, legal, marketing, credit and collection and other operating costs accounted for the 12.7% increase in total operating expenses in 2006. Legal expenses increased by $753 thousand solely as the result of the IMN litigation. Excluding the IMN-related legal expenses, total operating expenses grew at a year over year rate of 6.3%. The Company’s operating efficiency ratio was 69.8% in 2006 and 69.2% a year ago. The Company’s effective tax rate was 31.8% and 27.3% in 2006 and 2005, respectively.

Allowance for Probable Loan Losses
As of June 30, 2006, the Company’s allowance for probable loan losses amounted to $16 million or 1.74% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 1.76% at December 31, 2005 and June 30, 2005. The allowance as a percentage of nonaccrual loans amounted to 479% at June 30, 2006 versus 512% at December 31, 2005 and 396% at June 30, 2005.
The Company recorded net loan charge-offs of $721 thousand during the first six months of 2006 versus net recoveries of $272 thousand in 2005. As a percentage of average total loans outstanding, the 2006 net charge-offs represented 0.16% and the 2005 net recoveries amounted to (0.07%). Based upon historical trends and the uncertain nature of the current economy, management anticipates incurring loan charge-offs during the normal course of business.

Nonperforming Assets
Nonperforming assets, defined by the Company as nonaccrual loans and OREO, amounted to $3 million at June 30, 2006, versus $3 million at December 31, 2005 and $6 million at June 30, 2005. Nonaccrual loans totaled $3 million (0.4% of loans outstanding) at June 30, 2006, $3 million (0.3% of loans outstanding) at year-end 2005 and $4 million (0.4% of loans outstanding) at June 30, 2005. The reduction in nonperforming assets at June 30, 2006 versus the comparable 2005 date resulted from the disposal of a commercial OREO property carried at $3 million at quarter-end 2005. This property was sold during the third quarter of 2005 with no material impact on the Company’s income statement.

Capital
Total stockholders’ equity was $60 million at June 30, 2006 compared to $104 million at June 30, 2005. The significant decline from 2005 is principally due to the net loss recorded by the Company during the fourth quarter of 2005 as a result of the aforementioned adverse IMN jury verdict. The Company holds $20 million in trust preferred securities that qualify as Tier I capital for regulatory capital purposes. Each of the Company’s trust preferred securities bears an interest rate tied to three-month LIBOR and is redeemable by the Company in whole or in part after five years or earlier under certain circumstances. During the first six months of 2006, the weighted average rate on the Company’s trust preferred securities was 7.94% versus 5.99% a year ago. During the second quarter of 2006, the Company issued $10 million of 8.25% subordinated notes due June 15, 2013. The notes were sold in a private placement and qualify as Tier II capital for the Company. As previously mentioned, the Company also entered into a $10 million secured revolving line of credit in June 2006 which matures on January 31, 2008. In addition, in June 2006, the Company contributed $10 million to the Bank as permanent Tier I capital.
State Bancorp, Inc.’s Tier I leverage ratio was 4.24% and 8.26% at June 30, 2006 and 2005, respectively. The Company’s Tier I and Total Risk-Based capital ratios were 6.18% and 8.29%, respectively, at June 30, 2006. These ratios are in excess of the minimum regulatory guidelines.
During the second quarter of 2006, the Company distributed $1.7 million in cash dividends on its common stock, representing a year to date payout ratio of 29.1%.
The Company did not repurchase any of its common stock during the first half of 2006. Since 1998, a total of 987,652 shares of Company stock have been repurchased at an average cost of $16.85 per share. Under the Board of Directors’ existing authorization, an additional 512,348 shares may be repurchased from time to time as conditions warrant.

Corporate Information
State Bancorp's primary subsidiary, State Bank of Long Island, is the largest independent commercial bank headquartered in Nassau County. In addition to its sixteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing. The Bank also maintains a lending facility in Jericho and has two subsidiaries based in Wilmington, Delaware, which provide investment and balance sheet management services to the Bank.
State Bancorp, Inc. has a consistent track record of measured, orderly growth, and has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout the tri-county area. The Company maintains a World Wide Web site at www.statebankofli.com with corporate, investor and branch banking information.
State Bancorp, Inc.’s common stock trades under the symbol STBC on the NASDAQ National Stock Market.

Forward-Looking Statements and Risk Factors
This news release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for State Bancorp, Inc. The words “expects,” “believes,” “anticipates” and other similar expressions are intended to identify forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, but are not limited to, the following: (1) general economic conditions, (2) competitive pressure among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand, (6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting State Bancorp, Inc.’s operations, pricing, products and services. Investors are encouraged to access the Company’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Financial Highlights Follow

STATE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the Three and Six Months Ended June 30, 2006 and 2005 (unaudited)

	Three Months		Six Months
	2006	2005	2006	2005
Interest Income:
Interest and fees on loans	$19,263,087	$15,128,732	$37,099,801	$28,782,985
Federal funds sold and securities
purchased under agreements to resell	1,279,734	257,904	1,955,269	724,571
Securities held to maturity:
Taxable	99,645	124,798	225,313	292,437
Tax-exempt	-	-	-	-
Securities available for sale:
Taxable	6,366,118	4,095,030	11,602,030	8,657,504
Tax-exempt	138,909	581,612	291,942	1,136,872
Dividends	19,125	19,125	38,250	38,250
Dividends on Federal Home Loan Bank
and other restricted stock	31,683	49,080	68,264	80,193
Total interest income	27,198,301	20,256,281	51,280,869	39,712,812

Interest Expense:
Deposits	10,429,844	4,666,093	18,694,684	8,549,167
Temporary borrowings	65,907	880,851	448,492	1,394,254
Subordinated notes	55,982	-	55,982	-
Junior subordinated debentures	442,000	344,315	857,220	660,349
Total interest expense	10,993,733	5,891,259	20,056,378	10,603,770

Net interest income	16,204,568	14,365,022	31,224,491	29,109,042
Provision for probable loan losses	814,998	1,233,000	1,406,664	2,460,000
Net interest income after provision
for probable loan losses	15,389,570	13,132,022	29,817,827	26,649,042

Noninterest Income:
Service charges on deposit accounts	628,055	527,463	1,254,475	1,024,397
Net security (losses) gains	(24,298)	847,348	(59,293)	949,902
Income from bank owned life insurance	250,510	265,205	482,625	521,520
Other operating income	578,235	440,903	1,230,762	800,096
Total noninterest income	1,432,502	2,080,919	2,908,569	3,295,915
Income before operating expenses	16,822,072	15,212,941	32,726,396	29,944,957

Operating Expenses:
Salaries and other employee benefits	7,040,637	6,428,427	13,189,968	12,924,512
Occupancy	1,219,423	1,142,925	2,460,749	2,405,497
Equipment	299,741	377,393	607,128	704,928
Legal	1,668,942	916,212	3,858,091	1,840,784
Marketing and advertising	357,321	265,569	694,586	539,141
Credit and collection	223,327	176,191	373,546	340,951
Audit and assessment	282,049	391,209	558,513	778,993
Other operating expenses	1,384,720	1,376,303	2,607,591	2,748,107
Total operating expenses	12,476,160	11,074,229	24,350,172	22,282,913

Income before income taxes	4,345,912	4,138,712	8,376,224	7,662,044
Provision for income taxes	1,382,780	1,129,627	2,646,745	2,003,795

Net Income	$2,963,132	$3,009,085	$5,729,479	$5,658,249

STATE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2006 and 2005 (unaudited)

	2006	2005
Assets:
Cash and due from banks	$42,657,403	$54,557,236
Federal funds sold	12,000,000	-
Securities purchased under agreements to resell	-	25,000,000
Total cash and cash equivalents	54,657,403	79,557,236
Securities held to maturity (estimated fair value -
$7,308,746 in 2006 and $14,993,250 in 2005)	7,359,236	14,993,193
Securities available for sale - at estimated fair value	519,918,187	465,794,898
Total securities	527,277,423	480,788,091
Federal Home Loan Bank and other restricted stock	1,708,343	5,167,243
Loans (net of allowance for probable loan losses
of $16,403,016 in 2006 and $14,752,878 in 2005)	927,919,659	822,718,095
Bank premises and equipment - net	6,325,443	6,044,797
Bank owned life insurance	27,362,561	26,400,700
Receivable - securities sales	21,648,230	7,827,030
Net deferred income taxes	40,123,139	5,184,929
Other assets	24,567,464	17,929,777
Total Assets	$1,631,589,665	$1,451,617,898

Liabilities:
Deposits:
Demand	$322,944,923	$304,568,483
Savings	658,094,508	626,448,618
Time	446,690,808	259,465,917
Total deposits	1,427,730,239	1,190,483,018
Federal funds purchased	-	17,000,000
Other borrowings	10,081,021	95,178,728
Subordinated notes	10,000,000	-
Junior subordinated debentures	20,620,000	20,620,000
Payable - securities purchases	16,621,811	12,831,157
Accrued legal expenses	76,929,543	1,357,913
Other accrued expenses, taxes and liabilities	9,809,968	10,317,059
Total Liabilities	1,571,792,582	1,347,787,875

Commitments and contingent liabilities

Stockholders' Equity:
Preferred stock, $.01 par value, authorized
250,000 shares; 0 shares issued	-	-
Common stock, $5.00 par value, authorized
20,000,000 shares; issued 12,137,650 shares in 2006
and 11,934,556 shares in 2005; outstanding 11,149,998
shares in 2006 and 11,000,016 shares in 2005	60,688,250	59,672,780
Surplus	57,609,773	55,370,646
Retained (deficit) earnings	(34,541,825)	6,913,532
Treasury stock (987,652 shares in 2006
and 934,540 shares in 2005)	(16,646,426)	(15,656,236)
Accumulated other comprehensive loss
(net of taxes of ($4,024,665) in 2006 and ($1,418,748) in 2005)	(7,312,689)	(2,470,699)
Total Stockholders' Equity	59,797,083	103,830,023
Total Liabilities and Stockholders' Equity	$1,631,589,665	$1,451,617,898

STATE BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
For the Three and Six Months Ended June 30, 2006 and 2005 (unaudited)
(dollars in thousands, except share and per share data)

	Three Months		Six Months
	2006	2005	2006	2005
Selected Average Balances (1):
Total assets	$1,686,199	$1,496,109	$1,651,752	$1,502,712
Loans - net of unearned income	$923,656	$816,008	$913,353	$801,024
Investment securities	$536,007	$537,444	$538,018	$539,565
Deposits	$1,514,027	$1,242,964	$1,472,088	$1,269,520
Stockholders' equity	$58,380	$102,018	$58,512	$102,189

Financial Performance Ratios:
Return on average assets	0.70%	0.81%	0.70%	0.76%
Return on average stockholders' equity	20.36%	11.83%	19.75%	11.17%
Net interest margin (FTE)	4.17%	4.19%	4.12%	4.24%
Operating efficiency ratio	69.80%	69.21%	70.33%	69.04%
Tier I leverage ratio	4.24%	8.26%	4.24%	8.26%
Tier I risk-based capital ratio	6.18%	12.30%	6.18%	12.30%
Total risk-based capital ratio	8.29%	13.56%	8.29%	13.56%

Asset Quality Summary:
Nonaccrual loans	$3,428	$3,726	$3,428	$3,726
Other real estate owned	-	2,650	-	2,650
Total nonperforming assets	$3,428	$6,376	$3,428	$6,376
Nonaccrual loans/total loans	0.36%	0.44%	0.36%	0.44%
Allowance for probable loan losses/nonaccrual loans	478.50%	395.94%	478.50%	395.94%
Allowance for probable loan losses/total loans	1.74%	1.76%	1.74%	1.76%
Net charge-offs (recoveries)	$595	($405)	$721	($272)
Net charge-offs (recoveries) (annualized)/average loans	0.26%	(0.20)%	0.16%	(0.07)%

Common Share Data:
Average common shares outstanding	11,126,883	10,990,265	11,104,768	10,963,947
Period-end common shares outstanding	11,149,998	11,000,016	11,149,998	11,000,016
Basic earnings per common share	$0.27	$0.28	$0.52	$0.52
Diluted earnings per common share	$0.27	$0.27	$0.51	$0.50
Book value per share	$5.36	$9.44	$5.36	$9.44
Cash dividends per share	$0.15	$0.12	$0.15	$0.25
Dividend payout ratio	56.35%	46.03%	29.14%	48.67%

(1) Weighted daily average balance for period noted.

STATE BANCORP, INC. AND SUBSIDIARIES
NET INTEREST INCOME ANALYSIS
For the Six Months Ended June 30, 2006 and 2005 (unaudited)
(dollars in thousands)

	2006			2005
	Average		Average	Average		Average
	Balance (1)	Interest	Yield/Cost	Balance (1)	Interest	Yield/Cost
Assets:
Interest-earning assets:
Securities (2)	$538,018	$12,248	4.59%	$539,565	$10,529	3.94%
Federal Home Loan Bank and other restricted stock	2,289	68	5.99	4,706	80	3.43
Federal funds sold	14,114	340	4.86	50	1	2.90
Securities purchased under agreements to
resell	69,782	1,615	4.67	59,471	724	2.45
Interest-bearing deposits	984	23	4.71	5,615	64	2.30
Loans (3)	913,353	37,170	8.21	801,024	28,868	7.27
Total interest-earning assets	1,538,540	$51,464	6.75%	1,410,431	$40,266	5.76%
Non-interest-earning assets	113,212			92,281
Total Assets	$1,651,752			$1,502,712

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits	$684,475	$8,750	2.58%	$699,737	$5,299	1.53%
Time deposits	460,630	9,945	4.35	265,422	3,250	2.47
Total savings and time deposits	1,145,105	18,695	3.29	965,159	8,549	1.79
Federal funds purchased	3,920	92	4.73	6,909	97	2.83
Securities sold under agreements to
repurchase	-	-	-	22,793	334	2.96
Other borrowed funds	14,691	356	4.89	65,747	964	2.96
Subordinated notes	1,271	56	8.88	-	-	-
Junior subordinated debentures	20,620	857	8.38	20,620	660	6.45
Total interest-bearing liabilities	1,185,607	$20,056	3.41%	1,081,228	$10,604	1.98%
Demand deposits	326,983			304,361
Other liabilities	80,650			14,934
Total Liabilities	1,593,240			1,400,523
Stockholders' Equity	58,512			102,189
Total Liabilities and Stockholders' Equity	$1,651,752			$1,502,712
Net interest income/rate - tax-equivalent basis		$31,408	4.12%		$29,662	4.24%
Less tax-equivalent basis adjustment		(184)			(553)
Net interest income		$31,224			$29,109

(1) Weighted daily average balance for period noted.
(2) Interest on securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $113 and $468 in 2006 and 2005, respectively.
(3) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $71 and $85 in 2006 and 2005, respectively.

STATE BANCORP, INC. AND SUBSIDIARIES
NET INTEREST INCOME ANALYSIS
For the Three Months Ended June 30, 2006 and 2005 (unaudited)
(dollars in thousands)

	2006			2005
	Average		Average	Average		Average
	Balance (1)	Interest	Yield/Cost	Balance (1)	Interest	Yield/Cost
Assets:
Interest-earning assets:
Securities (2)	$536,007	$6,662	4.99%	$537,444	$5,005	3.74%
Federal Home Loan Bank and other restricted stock	1,720	32	7.46	4,759	49	4.13
Federal funds sold	27,645	335	4.86	99	1	2.91
Securities purchased under agreements to
resell	76,165	944	4.97	35,926	257	2.87
Interest-bearing deposits	936	11	4.71	6,429	39	2.43
Loans (3)	923,656	19,298	8.38	816,008	15,171	7.46
Total interest-earning assets	1,566,129	$27,282	6.99%	1,400,665	$20,522	5.88%
Non-interest-earning assets	120,070			95,444
Total Assets	$1,686,199			$1,496,109

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits	$675,696	$4,596	2.73%	$690,632	$2,886	1.68%
Time deposits	509,443	5,834	4.59	249,126	1,780	2.87
Total savings and time deposits	1,185,139	10,430	3.53	939,758	4,666	1.99
Federal funds purchased	676	9	5.34	6,534	50	3.07
Securities sold under agreements to
repurchase	-	-	-	38,614	286	2.97
Other borrowed funds	3,156	57	7.24	69,923	545	3.13
Subordinated notes	2,527	56	8.89	-	-	-
Junior subordinated debentures	20,620	442	8.60	20,620	344	6.69
Total interest-bearing liabilities	1,212,118	$10,994	3.64%	1,075,449	$5,891	2.20%
Demand deposits	328,888			303,207
Other liabilities	86,813			15,435
Total Liabilities	1,627,819			1,394,091
Stockholders' Equity	58,380			102,018
Total Liabilities and Stockholders' Equity	$1,686,199			$1,496,109
Net interest income/rate - tax-equivalent basis		$16,288	4.17%		$14,631	4.19%
Less tax-equivalent basis adjustment		(83)			(266)
Net interest income		$16,205			$14,365

(1) Weighted daily average balance for period noted.
(2) Interest on securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $49 and $225 in 2005 and 2004, respectively.
(3) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $34 and $41 in 2005 and 2004, respectively.